Exhibit 21.1

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

Alabama HMA Physician Management, Inc.	Alabama	Cheaha Family Medicine
Primary Care Associates

Amory HMA, Inc.	Mississippi	Gilmore Regional Medical Center

Amory HMA Physician Management Group, Inc.	Mississippi

Anniston HMA, Inc.	Alabama	Stringfellow Memorial Hospital

Augusta HMA, Inc.	Georgia

Bartow HMA, Inc.	Florida	Bartow Regional Medical Center

Biloxi H.M.A., Inc.	Mississippi	Biloxi Regional Medical Center

Biloxi HMA Physician Management, Inc.	Mississippi

Brandon HMA, Inc.	Mississippi	Rankin Medical Center

Brooksville HMA Physician Management, Inc.	Florida

Canton HMA, Inc.	Mississippi

Carlisle HMA, Inc.	Pennsylvania	Carlisle Regional Medical Center

Carlisle HMA Physician Management, Inc.	Pennsylvania

Chester HMA, Inc.	South Carolina	Chester Regional Medical Center
Chester Nursing Center
Neighbors Care Home Health Agency
Church Street Clinic
Richburg Family Medical Center

Chester HMA Physician Management, Inc.	South Carolina

Citrus HMA, Inc.	Florida	Seven Rivers Regional Medical Center
Seven Rivers Home Care
Seven Rivers Rehab Center
Seven River Outpatient Laboratory
Dunnellon Diagnostic Center
Seven Rivers Rehab & Wound Center

Clarksdale HMA, Inc.	Mississippi	Northwest Mississippi Regional Medical Center

Clarksdale HMA Physician Management, Inc.	Mississippi

Coffee Hospital Management Associates, Inc. (1) (inactive)	Tennessee

Collier HMA, Inc.	Florida	Collier Regional Medical Center

Durant H.M.A., Inc.	Oklahoma	Medical Center of Southeastern Oklahoma
Jaiswal Clinic
Southeastern Multispecialty Group
Ob/Gyn Associates of SE Oklahoma
Donald W. Malone, M.D. Orthopedic Care

Durant HMA Surgical Center, Inc. (5)	Oklahoma

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

FirstMed, Inc.	Arkansas	FirstMed

Gaffney H.M.A., Inc.	South Carolina	Upstate Carolina Medical Center

Gaffney HMA Physician Management, Inc.	South Carolina	Gaffney Medical Associates

Georgia HMA Physician Management, Inc.	Georgia

Green Clinic, Inc. (inactive)	Florida

Gulf Coast HMA Physician Management, Inc.	Florida	Gulf Coast Medical Group
Charlotte Harbor Cardiac Surgery Associates
Englewood Primary Care & Walk-In Clinic
North Port Family Medicine
North Port Internal Medicine
Port Charlotte Internal Medicine
Punta Gorda Cardiology Group
Venice Family Medical & Walk-Ins
Venice Health Center
Venice Hospital Group
Venice Internal Medicine Healthpark
Venice Internal Medicine Island

Haines City HMA, Inc.	Florida	Heart of Florida Regional Medical Center
Heart of Florida Therapy Center

Hamlet H.M.A., Inc.	North Carolina	Sandhills Regional Medical Center

Hamlet HMA Physician Management, Inc.	North Carolina	Sandhills Medical Group

Hartsville HMA, Inc.	South Carolina	Carolina Pines Regional Medical Center

Hartsville HMA Physician Management, Inc.	South Carolina	The Medical Group
Pee Dee Hospitalists

Health Management Associates of West Virginia, Inc. (1)	West Virginia	Williamson Memorial Hospital

Health Management Associates, Inc.	Kentucky

Health Management Investments, Inc.	Delaware

Hernando HMA, Inc.	Florida	Brooksville Regional Hospital
Spring Hill Regional Hospital
Special Delivery Suites

HMA Fentress County General Hospital, Inc.	California	Jamestown Regional Medical Center

HMA Mesquite Hospital, Inc.	Texas	Medical Center of Mesquite

HMA Santa Rosa Medical Center, Inc.	California	Santa Rosa Medical Center
Santa Rosa Medical Group
Santa Rosa Primary Care Center

Hospital Management Associates, Inc.	Kentucky

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

Insurance Company of the Southeast, Ltd.	Cayman Islands, BWI

Jackson HMA, Inc.	Mississippi	Central Mississippi Medical Center

Jackson HMA North Medical Office Building, Inc.	Mississippi

Jamestown HMA Physician Management, Inc.	Tennessee

Kennett HMA, Inc.	Missouri	Twin Rivers Regional Medical Center
Gideon Medical Center
Senath Medical Center
Twin Rivers EMS
Twin Rivers Center for Women’s Health
Twin Rivers Emergency Medical Services

Kentucky HMA Physician Management, Inc.	Kentucky	Tug Valley Pediatrics
Williamson Cardiac Care Center
Williamson Family Care Center
Williamson Orthopedic and Spine Institute

Key West HMA, Inc.	Florida	Lower Keys Medical Center

Key West HMA Physician Management, Inc.	Florida	South Florida Medical and Surgical Associates
Fishermen’s Hospital Diagnostic Center
Keys Medical Group
Lower Keys Primary Care Clinic
Primary Care Center of Key West
Family Medicine Center of Marathon
Cardiology Center of Marathon
Paradise Pulmonary

Keystone HMA Property Management, Inc.	Pennsylvania

Lancaster HMA, Inc.	Pennsylvania	Heart of Lancaster Regional Medical Center

Lancaster HMA Physician Management, Inc.	Pennsylvania	Central Penn Medical Group
Central Penn Management Group
Heart of Lancaster Cardiology
Heart of Lancaster Internal Medicine
Heart of Lancaster Ob Gyn Clinic
Heart of Lancaster Family Practice

Lebanon HMA, Inc.	Tennessee	University Medical Center
McFarland Specialty Hospital
University Medical Center Skilled Nursing Facility
Donelson Home Health

Lebanon HMA Physician Management Corp.	Tennessee	Tennessee Orthopedics and Sports Medicine
Tennessee Orthopaedics
Tennessee Medical Professionals
Reflections

Lebanon HMA Surgery Center, Inc.	Tennessee	Lebanon Surgical Center

Lehigh HMA, Inc.	Florida	Lehigh Regional Medical Center
Lehigh Medical Group
Lehigh Pediatric Care Center

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

Lehigh HMA Physician Management, Inc.	Florida

Little Rock HMA, Inc.	Arkansas	Southwest Regional Medical Center
First Med Urgent Care
FirstMed Occupational Medicine

Lone Star HMA, L.P.	Delaware	Mesquite Community Hospital

Louisburg H.M.A., Inc.	North Carolina	Franklin Regional Medical Center
Triangle ENT Specialists

Louisburg HMA Physician Management, Inc.	North Carolina

Madison HMA, Inc.	Mississippi	Madison Regional Medical Center

Marathon H.M.A., Inc.	Florida	Fishermen’s Hospital
Big Pine Medical Complex

Meridian HMA, Inc.	Mississippi	Riley Hospital

Meridian HMA Clinic Management, Inc.	Mississippi

Meridian HMA Nursing Home, Inc. (inactive)	Mississippi

Mesquite HMA General, LLC (7)	Delaware

Mesquite HMA Limited, LLC (8)	Delaware

Midwest City H.M.A., Inc.	Oklahoma	Midwest Regional Medical Center

Monroe HMA, Inc.	Georgia	Walton Regional Medical Center
Walton Regional Nursing Home

Monroe HMA Physician Management, Inc.	Georgia

Mooresville HMA Physician Management, Inc.	North Carolina	Primary Care Associates
Primary Care Associates Internal Medicine
Lakeshore Women’s Specialists
Lake Norman Neonatology Associates
Oakhurst Women’s Center at the Lake
Lake Norman Center for Digestive & Liver Disease
Center for Infectious Disease
North Mecklenburg Medical Associates

Mooresville Hospital Management Associates, Inc.	North Carolina	Hospitalists of Lake Norman
The Surgical Center at Lake Norman
Lake Norman Regional Medical Center

Natchez Community Hospital, Inc.	Mississippi	Natchez Community Hospital

Natchez HMA Physician Management, Inc.	Mississippi

North Port HMA, Inc.	Florida

Norton HMA, Inc.	Virginia	Mountain View Regional Medical Center

Orlando H.M.A., Inc.	Florida	University Behavioral Center

OsceolaSC, LLC	Delaware	St. Cloud Regional Medical Center

Oviedo HMA, Inc.	Florida

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

Paintsville HMA Physician Management, Inc.	Kentucky

Paintsville Hospital Company (1)	Kentucky	Paul B. Hall Regional Medical Center
Women’s Center of Paintsville

Pasco Hernando HMA Physician Management, Inc.	Florida	East Pasco Family Medicine
East Pasco Family Practice
East Pasco Primary Care
Pasco Orthopaedic Clinic
Pasco Regional Anesthesia

Pasco HMA, Inc.	Florida	Pasco Regional Medical Center
Pasco Medical Plaza Condominium

PBEC HMA, Inc.	Florida	Pelican Bay Executive Center

Peace River HMA Nursing Center, Inc.	Florida	Peace River Nursing and Rehabilitation Center

Pennington Gap HMA, Inc.	Virginia	Lee Regional Medical Center

Personal Home Health Care, Inc. (2)	Tennessee

Polk HMA, Inc.	Florida

Poplar Bluff Regional Medical Center, Inc.	Missouri	Poplar Bluff Regional Medical Center-North
Poplar Bluff Regional Medical Center-South
Piedmont Family Pharmacy
Three Rivers Lab and X-ray
Three Rivers Healthcare Home Health
Three Rivers Healthcare Pathology Services
Three Rivers Healthcare Hospice

Poplar Bluff HMA Physician Management, Inc.	Missouri	Piedmont Family Clinic
Malden Medical Center
Puxico Medical Center
Dexter Medical Center
Bloomfield Medical Clinic
Ozark Hospitalist Group
Ozark Medical Management
Ozark Heart & Vascular Institute

Port Charlotte HMA, Inc.	Florida	Peace River Regional Medical Center
Peace River Home Health Services

Punta Gorda HMA, Inc.	Florida	Charlotte Regional Medical Center
Riverside Behavioral Center
Wound Care Clinic of Charlotte
North Port Family Health Center
Home Health Services of Charlotte
Charlotte Regional Private Duty Services

Regional Cardiology Center LLC (3)	Mississippi

River Oaks Hospital, Inc.	Mississippi	River Oaks Health System
River Oaks Hospital

River Oaks Management Company, Inc. (4)	Mississippi	Preferred Medical Network

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

River Oaks Medical Office Building, Inc. (4)	Mississippi

Riverview Regional Medical Center, Inc.	Alabama	Riverview Regional Medical Center

ROH, Inc. (4)	Mississippi	Woman’s Hospital at River Oaks

Rose City HMA, Inc.	Pennsylvania	Lancaster Regional Medical Center

Santa Rosa HMA Physician Management, Inc.	Florida

Sebastian Hospital, Inc.	Florida	Sebastian River Medical Center
Sebastian River Home Health

Sebring HMA Physician Management, Inc.	Florida

Sebring Hospital Management Associates, Inc.	Florida	Highlands Regional Medical Center
Highland Medical Group

St. Cloud HMA Physician Management, Inc.	Florida

Statesboro HMA, Inc.	Georgia	East Georgia Regional Medical Center

Statesboro HMA Physician Management, Inc.	Georgia

Statesville HMA, Inc.	North Carolina	Davis Regional Medical Center

Tequesta HMA, Inc.	Florida	SandyPines

The Surgery Center at Durant, LLC (6)	Oklahoma	The Surgery Center at Durant

Topeka H.M.A., Inc. (inactive)	Kansas

Tullahoma HMA, Inc.	Tennessee	Harton Regional Medical Center
Family Medical Center
Family Medical Center of Decherd
Medical Home Health Care

Tullahoma HMA Physician Management, Inc.	Tennessee

Van Buren H.M.A., Inc.	Arkansas	Summit Medical Center
Complete Knee Center of Arkansas
Cornerstone Family Clinic
Cornerstone Medical Group
Southwest Impotency Clinic

Venice HMA, Inc.	Florida	Venice Regional Medical Center
Home Health Services of Venice
Personal Care Services
Regional Oxygen & Medical Equipment

Western Virginia HMA Physician Management, Inc.	Virginia	Dickenson Clinic
Health Associates
OB\GYN Clinic
Orthopedic Center
Pediatric Center
Wise Medical Group

Winder HMA, Inc.	Georgia	Barrow Regional Medical Center

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (If different from corporate name)

Yakima HMA, Inc.	Washington	Yakima Regional Medical & Heart Center
Yakima Regional Medical and Cardiac Center
Yakima Regional Home Health & Hospice
Yakima Regional Medical Center Pharmacy
Toppenish Regional Medical
Toppenish Regional Medical Center Pharmacy
Toppenish Community Hospital

Yakima HMA Physician Management Corp.	Washington	Central Washington Occupational Medicine
Terrace Heights Family Physicians
Midvalley Family Medicine
Central Washington Neurosciences
Central Washington Endocrine Center
Central Washington Rehabilitation
Emergency Physicians Toppenish
YRMC Cardiology
YRMC Anesthesiology
Toppenish Anesthesiology

(1)	Subsidiary of Health Management Associates, Inc. (Kentucky)
(2)	Subsidiary of HMA Fentress County General Hospital, Inc.
(3)	Subsidiary of Biloxi H.M.A., Inc.
(4)	Subsidiary of River Oaks Hospital, Inc.
(5)	Subsidiary of Durant H.M.A., Inc.
(6)	Subsidiary of Durant HMA Surgical Center, Inc.
(7)	General Partner of Lone Star HMA, L.P.
(8)	Limited Partner of Lone Star HMA, L.P.